UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On December 3, 2008, Cheniere Energy, Inc. (the “Company”) filed a preliminary proxy statement with the Securities and Exchange Commission in connection with a special meeting of the stockholders of the Company scheduled for January 30, 2009 (the “Special Meeting”) to consider and vote upon (i) an amendment to the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended (the “Plan”), (a) to increase the number of shares of Company common stock, par value $0.003 per share (“Common Stock”), available for issuance under the Plan from 11,000,000 shares to 21,000,000 shares, (b) to increase the maximum number of shares of Common Stock that can be granted to any one individual under the Plan during a calendar year from 1,000,000 shares to 3,000,000 shares and (c) to add an additional permissible business criteria pursuant to which performance awards may be granted under the Plan (collectively, the “Plan Amendment”) and (ii) an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), to increase the number of shares of Common Stock authorized for issuance from 120,000,000 shares to 240,000,000 shares (the “Amendment to the Restated Certificate of Incorporation”).

The Company has cancelled the Special Meeting and intends to submit the Plan Amendment and the Amendment to the Restated Certificate of Incorporation to the Company’s stockholders for approval at the next regularly scheduled annual meeting of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: January 13, 2009	By:	/s/ Anne V. Vaughan
	Name:	Anne V. Vaughan
	Title:	Corporate Secretary